UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012 (January 1, 2012)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2012, Corrections Corporation of America (the “Company”) entered into new employment agreements, or amendments to existing employment agreements, with certain of its named executive officers. The terms and conditions of each of these agreements are described below.

Amendment and Restatement to Employment Agreements with Harley G. Lappin and Brian D. Collins

On January 1, 2012, the Company entered into First Amended and Restated Employment Agreements with Brian D. Collins, Executive Vice President and Chief Human Resources Officer, and Harley G. Lappin, Executive Vice President and Chief Corrections Officer. The terms and conditions of the First Amended and Restated Employment Agreements are generally the same as the new employment agreements entered into by the Company and certain executive officers described below. The annual base salaries of Mr. Lappin and Mr. Collins as reflected in the agreements are $300,000 and $270,000, respectively, and did not change in connection with the amendments.

The below description of the material terms and conditions of the First Amended and Restated Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2. The terms of the original employment agreements with Mr. Lappin and Mr. Collins are described in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on June 3, 2011 and September 10, 2009, respectively. Such descriptions are incorporated herein by reference.

Employment Agreements with Damon T. Hininger, Anthony L. Grande, Todd J Mullenger and Steven E. Groom

On January 1, 2012, the Company also entered into new employment agreements with the following executive officers: Damon T. Hininger, President and Chief Executive Officer, Anthony L. Grande, Executive Vice President and Chief Development Officer, Todd J Mullenger, Executive Vice President and Chief Financial Officer, and Steven E. Groom, Executive Vice President, General Counsel and Secretary. The material terms and conditions of each of these employment agreements are generally described below.

Duties. Each of the executives will continue to serve in their current offices and such other office or offices to which he may be appointed or elected by the Board of Directors of the Company.

Term. Subject to the termination provisions described below, the term of each of the employment agreements expires on December 31, 2012 and is subject to two additional one-year automatic renewal periods unless either party gives not less than 60 days prior written notice to the other party that it is electing not to extend the agreement.

Compensation. Each agreement provides for the executive to receive an annual base salary as well as customary benefits, including bonuses pursuant to the Company’s cash compensation incentive plans (assuming applicable performance targets are met), stock options or restricted stock awards pursuant to the Company’s equity incentive plans, life and health insurance, and reimbursement for membership fees in connection with memberships in professional and civic organizations which are approved in advance by the Company. Pursuant to the terms of each agreement, the Company will also reimburse the executive for all reasonable travel and other business expenses incurred by such executive in performance of his duties. Compensation payable under the agreements is subject to annual review by the Board of Directors, or a committee or subcommittee thereof to which compensation matters have been delegated, and may be increased based on the executive’s personal performance and/or the performance of the Company.

The agreements provide for the following annual base salaries, which did not change in connection with the new agreements, for the executives:

Damon T. Hininger	$660,000
Todd J Mullenger	$320,000
Anthony L. Grande	$300,000
Steven E. Groom	$260,000

Termination of Agreement. Under each of the agreements, if the Company terminates the employment of the executive with “cause,” it is only required to pay the executive his base salary earned through the date of such termination. If the Company terminates the employment of the executive without “cause,” including non-renewal by the Company, the Company generally is required to pay a cash severance payment equal to the executive’s annual base salary then in effect, payable in accordance with a predetermined schedule based on the date of termination. In the event of termination in connection with a “change in control,” if the executive’s employment is terminated by the Company (other than for “cause”) or, subject to certain procedural requirements, by the executive for “good reason” upon or within one-hundred eighty (180) days following a “change in control,” the executive will be entitled to receive (i) a lump sum cash payment equal to 2.99 times his base salary then in effect and (ii) health insurance benefits for a period of one year. Pursuant to the terms of the agreements, any payments or benefits made or provided in connection with termination by the Company (other than for “cause”) is subject to the executive’s execution of a general release of claims that arise out of or are in connection with the services provided by the executive to the Company.

Non-Competition. Pursuant to the terms of each of the agreements, the executive is prohibited from competing with the Company during the term of his employment and for a period of one year following termination of employment. The executive is also subject to certain confidentiality, non-disclosure and non-solicitation provisions during this period.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the employment agreements of Mr. Hininger, Mr. Grande, Mr. Mullenger and Mr. Groom, which are attached hereto as Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amended and Restated Employment Agreement, dated as of January 1, 2012, with Harley G. Lappin.

10.2	First Amended and Restated Employment Agreement, dated as of January 1, 2012, with Brian D. Collins.

10.3	Employment Agreement, dated as of January 1, 2012, with Damon T. Hininger.

10.4	Employment Agreement, dated as of January 1, 2012, with Anthony L. Grande.

10.5	Employment Agreement, dated as of January 1, 2012, with Todd J Mullenger.

10.6	Employment Agreement, dated as of January 1, 2012, with Steven E. Groom.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 6, 2012	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ Todd J Mullenger
Todd J Mullenger
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit

10.1	First Amended and Restated Employment Agreement, dated as of January 1, 2012, with Harley G. Lappin.

10.2	First Amended and Restated Employment Agreement, dated as of January 1, 2012, with Brian D. Collins.

10.3	Employment Agreement, dated as of January 1, 2012, with Damon T. Hininger.

10.4	Employment Agreement, dated as of January 1, 2012, with Anthony L. Grande.

10.5	Employment Agreement, dated as of January 1, 2012, with Todd J Mullenger.

10.6	Employment Agreement, dated as of January 1, 2012, with Steven E. Groom.